As filed with the United States Securities and Exchange Commission on October 2, 2023

Registration No. 333-238186

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aegon Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Aegonplein 50

PO Box 85

2501 CB The Hague

The Netherlands

+31-70-344-8305

(Address, including Zip Code, of Principal Executive Offices)

Transamerica 401(k) Retirement Savings Plan

(f/k/a AEGON USA, LLC Profit Sharing Plan)

(Full Title of the Plans)

Andrew S. Williams

Senior Vice President and General Counsel

Transamerica Corporation

1201 Wills Street, Suite 800

Baltimore, MD 21231

(443) 475-3243

(Name, address and telephone number of agent for service)

Copies to:

A. Peter Harwich

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933 (the “Securities Act”). ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) of Aegon Ltd. (the “Registrant”) to the Form S-8 registration statement (File No. 333-238186) of Aegon N.V. filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 12, 2020 (the “Registration Statement”) does not reflect any increase in the number of shares issuable pursuant to the Transamerica 401(k) Retirement Savings Plan (f/k/a AEGON USA, LLC Profit Sharing Plan) (as amended, the “Plan”).

Effective on September 30, 2023, Aegon N.V. changed its legal domicile from the Netherlands to Bermuda by means of a cross-border conversion of Aegon N.V. into Aegon S.A. and the subsequent cross-border conversion of Aegon S.A. into Aegon Ltd. (the “Redomiciliation”).

The rights of holders of the Registrant’s common shares are now governed by its Memorandum of Association and its Bye-laws, which are filed as exhibits to the Registrant’s Report on Form 6-K (File No. 001-10882), filed with the Commission on October 2, 2023 and are incorporated by reference into this Amendment.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I will be sent to or given by the Registrant to each recipient of an award under the Plan as specified by Rule 428(b)(1) under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed with or furnished to the Commission by the Registrant are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022 (File No. 001-10882), filed with the Commission on March 22, 2023;

(b)

All other reports filed or furnished by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2022, including the Reports on Form 6-K furnished to the Commission on June 30, 2023 (containing certain pro forma financial information), July 5, 2023 (relating to the completion of the ASR Transaction), July 6, 2023, and October 2, 2023; and

(c)

The description of the Registrant’s common shares contained under the section entitled “Description of Securities” under the subheadings starting with “Post-Redomiciliation Governance” and ending with “Mergers and Amalgamations” in the Registrant’s Prospectus (to the Registrant’s registration statement on Form F-4 (File No. 333-273041) filed with the Commission on June 30, 2023, as amended) filed with the Commission pursuant to Rule 424(b)(3) on August 17, 2023 , and as amended by the Registrant’s Prospectus Supplement filed with the Commission pursuant to Rule 424(b)(3) on September 19, 2023.

All documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Amendment and prior to the filing of another post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such document.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Aegon Ltd. maintains insurance to indemnify members of the Aegon Ltd. Board of Directors (the “Board”) and officers of Aegon Ltd. The Bye-Laws of Aegon Ltd. provide that Board members are indemnified in respect of, any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust in relation to the company or any subsidiary thereof. The indemnification does not extend to claims arising from fraud or dishonesty. Aegon Ltd. has also contractually agreed to indemnify certain members of the Aegon Ltd. Board of Directors and officers of Aegon Ltd.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

The Exhibits to this Registration Statement on Form S-8 are listed in the Exhibit Index attached hereto and incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the initial filing of this Registration Statement); and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Exhibit

3.1	Bye-laws of Aegon Ltd. (incorporated by reference to Exhibit 3.1 of Aegon’s Report on Form 6-K (File No. 001-10882), filed with the Commission on October 2, 2023).

3.2	Memorandum of Continuance of Aegon Ltd. which serves as Aegon Ltd.’s memorandum of association (incorporated by reference to Exhibit 3.2 of Aegon’s Report on Form 6-K (File No. 001-10882), filed with the Commission on October 2, 2023).

5.1*	Opinion of Appleby (Bermuda) Limited regarding the (i) valid issue, (ii) paying up and (iii) non-assessability of the Aegon Ltd. shares.

10.1*	Transamerica Retirement Solutions, LLC Pre-approved 401(k) Profit Sharing Plan Basic Plan Document

10.2*	Transamerica 401(k) Retirement Savings Plan Adoption Agreement

23.1*	Consent of PricewaterhouseCoopers Accountants N.V., independent registered public accounting firm

23.2*	Consent of Appleby (Bermuda) Limited (included in Exhibit 5.1)

24.1*	Power of Attorney (included in signature page to this Registration Statement)

*	Filed herewith.

The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to maintain the qualified status of the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Hague, The Netherlands, on the 2nd day of October, 2023.

Aegon Ltd.

By:	/s/ Eilard Friese
Name:	Eilard Friese
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint J.O. van Klinken, J.H.P.M. van Rossum and M.R. Brizee, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Eilard Friese	Chief Executive Officer, Executive Director	October 2, 2023
Eilard Friese	(Principal Executive Officer)

/s/ Matthew J. Rider	Chief Financial Officer	October 2, 2023
Matthew J. Rider	(Principal Financial and Principal Accounting Officer)

/s/ William L.A. Connelly	Director	October 2, 2023
William L.A. Connelly

/s/ Mark A. Ellman	Director	October 2, 2023
Mark A. Ellman

/s/ Jack McGarry	Director	October 2, 2023
Jack McGarry

Signature	Capacity	Date

/s/ Caroline Ramsay	Director	October 2, 2023
Caroline Ramsay

/s/ Thomas Wellauer	Director	October 2, 2023
Thomas Wellauer

/s/ Corien M. Wortmann-Kool	Director	October 2, 2023
Corien M. Wortmann-Kool

/s/ Dona D. Young	Director	October 2, 2023
Dona D. Young

/s/ Karen Fawcett	Director	October 2, 2023
Karen Fawcett

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Aegon Ltd., has signed this registration statement on the 2nd day of October, 2023.

Transamerica Corporation

By:	/s/ Andrew S. Williams
Name:	Andrew S. Williams
Title:	Senior Vice President and General Counsel
of Transamerica Corporation (as authorized representative in the United States of Aegon Ltd.)

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below does hereby constitute and appoint J.O. van Klinken, J.H.P.M. van Rossum and M.R. Brizee, and each of them singly, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Andrew S. Williams
Andrew S. Williams